For Immediate Release

ACCEPTANCE INSURANCE COMPANIES INC.
ANNOUNCES FIRST QUARTER RESULTS

(Omaha, Nebraska, May 1, 2001). Acceptance Insurance Companies Inc. (NYSE: AIF) announced today that it will hold a conference call for all interested parties to discuss its first quarter results at 9:30 a.m. (Central) Thursday, May 10, 2001. The Company will release its results before the market opens on Thursday, May 10, 2001.

Interested parties may access the Company’s conference call at 212.896.6032 five minutes before the call to insure timely participation.

PostView is available from 11:30 a.m. (Central) May 10 to 11:30 a.m. (Central) May 11. To access PostView, dial 800.633.8284 or 858.812.6440 and enter reservation number 18761788.

Acceptance Insurance Companies Inc. is an insurance holding company providing agricultural risk management products and services throughout the United States. American Agrisurance, the Company’s wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

John E. Martin
President and Chief Executive Officer
Acceptance Insurance Companies Inc.
800.999.7475

Dwayne D. Hallman
Chief Financial Officer
Acceptance Insurance Companies Inc.
800.228.7217